Exhibit 99.1

Uranium Resources Acquires Historic Resource Estimates And Drill Data for Butler Ranch Project

CENTENNIAL, Colo.—(BUSINESS WIRE)— Uranium Resources, Inc. (NASDAQ:URRE; URI or the Company) has acquired an extensive data set containing historical mineral resource estimates as well as over 2,000 drilling logs, geologic and other data (Mineral Data) for URI’s Butler Ranch Project in South Texas.

URI is purchasing Mineral Data that contains:

•                                          Historical uranium mineral resource estimates that cite 427,100 tons averaging 0.15%, containing 1,264,100 pounds of U3O8 on the Company’s Butler Ranch properties;

•                                          Gamma-ray and geologic logs from more than 2,000 exploration and definition drill holes; and

•                                          Maps, cross-sections and other geologic support information

The historical resource estimates, logs, geological maps and reports were prepared by Conoco, the former project operator, and are being acquired from a private party for $150,000. The parties will later negotiate the details of a 1% royalty on future production from URI’s Butler Ranch properties.

In the coming months, URI will work to confirm these resource estimates through a combination of data review, analysis, follow-up confirmation drilling, as well as the utilization of URI’s 2015 drilling program results as previously announced. URI’s intention is to provide an updated estimate of JORC-compliant resources once this analysis is complete.

Christopher M. Jones, President and Chief Executive Officer of URI, said, “The historic resource estimates, drill data and other information we are acquiring for our Butler Ranch Project is our fourth transaction in the past nine months. We have, once again, demonstrated our ability to make strategic deals that move low-cost production forward in time - this time also growing our resource base in Texas at a low cost.”

Potential Restart of Production in South Texas

The Butler Ranch Project, located approximately 45 miles southeast of San Antonio in the Karnes County uranium district, was one of five properties acquired by the Company in a non-cash asset exchange in November 2014. Butler Ranch, which is amenable to in-situ recovery (ISR), is located about 100 miles north of URI’s permitted Kingsville Dome processing facility, which is on standby for a potential restart of production when there is a sustained increase in uranium prices.

URI has uranium reserves of 674,000 pounds contained in 419,000 tons at an average grade of 0.08% U3O8 at its Rosita and Kingsville well fields. Rosita is located approximately 40 miles northwest of Kingsville Dome. (A location map of Butler Ranch and Rosita in relation to Kingsville Dome is shown in Appendix Map 1.)

Rosita Plant to be Utilized at Anatolia’s Temrezli Project

URI plans to dismantle and ship its Rosita processing facility, near its Kingsville processing facility in South Texas, for the development of the high-grade, low-cost Temrezli ISR Project in Turkey in the proposed merger with Anatolia Energy Ltd. (Anatolia.) The plan would reduce the initial capital costs for the construction of Anatolia’s Temrezli Project by as much as US$8.0 million as part of the significant synergies totaling US$11.0 million in the proposed merger.

The 800,000 lb per year Rosita processing plant was designed to double its capacity cost-effectively with some incremental capital expenditures, which would serve Temrezli’s future growth. In 2008, a major expansion to Rosita was 95% completed with the addition of a new dryer, elution and precipitation components that went unused when construction was halted due to the market conditions at the time.

Merger Update

Commenting on the pending merger with Anatolia, Mr. Jones said, “We believe this transaction will add value for all of our shareholders, both current and those we will soon welcome in our pending merger with Anatolia Energy. Our combined pipeline of projects and uranium resources in Turkey and the United States continues to grow. At this time, our two Companies are working together to produce our respective merger information booklets for the respective shareholder meetings and we continue to target closing at or around the end of September 2015.”

About Uranium Resources

Uranium Resources, Inc. was incorporated in 1977 to explore, develop and recover uranium. Uranium Resources has two licensed and currently idled processing facilities and approximately 17,000 acres of prospective in situ recovery (ISR) projects in Texas. In New Mexico, the Company holds a federal Nuclear Regulatory Commission license to recover up to three million pounds of uranium per year using the ISR process at certain properties and controls minerals rights encompassing approximately 195,000 acres in the prolific Grants Mineral Belt in New Mexico, which holds one of the largest known concentrations of sandstone-hosted uranium deposits in the world. The Company acquired these properties along with an extensive uranium information database of historic drill hole logs, assay certificates, maps and technical reports for the Western United States.

Cautionary Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the closing and expected benefits from the purchase of the Butler Ranch data set, confirmation of the historical mineral resource estimates, the closing of the pending transaction with Anatolia Energy Limited and the Company’s path to production are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, (a) the quality and content of the Butler Ranch data set and the mineral resource located at the Company’s Butler Ranch Project, (b) the Company’s ability to raise additional capital in the future, (c) spot price and long-term contract price of uranium, (d) the Company’s ability to reach agreements with current royalty holders, (e) weather conditions, operating conditions at the Company’s projects, (f) government and tribal regulation of the uranium industry and the nuclear power industry, (g) world-wide uranium supply and demand, (h) availability of capital, (i) maintaining sufficient financial assurance in the form of sufficiently collateralized surety instruments and other factors which are more fully described in the Company’s documents filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

Qualified Person

Dean T. “Ted” Wilton, CPG-7659, Chief Geologist and Vice President of Uranium Resources, is a “Qualified Person” under Canada National Instrument 43-101 and a “Competent Person” as defined by the JORC Code. Mr. Wilton supervised the preparation of the scientific and technical information regarding the projects in this news release.

Cautionary Note Regarding References to Resources and Reserves

Investors are cautioned that the requirements and terminology of NI 43-101 and Australian JORC differ significantly from the requirements and terminology of the SEC set forth in the SEC’s Industry Guide 7 (“SEC Industry Guide 7”). Accordingly, URI’s disclosures regarding mineralization may not be comparable to similar information disclosed by URI in the reports it files with the SEC. Without limiting the foregoing, while the terms “mineral resources,” “inferred resources,” “indicated resources” and “measured mineral resources” are recognized and required by NI 43-101 and JORC, they are not recognized by the SEC and are not permitted to be used in documents filed with the SEC by companies subject to SEC Industry Guide 7. Mineral resources which are not mineral reserves do not have demonstrated economic viability, and investors are cautioned not to assume that all or any part of a mineral resource will ever be converted into reserves. Further, inferred resources have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. It cannot be assumed that all or any part of the inferred resources will ever be upgraded to a higher resource category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility study, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit amounts. In addition, the NI 43-101 and CIM Standards definition of a “reserve” differs from the definition in SEC Industry Guide 7. In SEC Industry Guide 7, a mineral reserve is defined as a part of a mineral deposit which could be economically and legally extracted or produced at the time the mineral reserve determination is made, and a “final” or “bankable” feasibility study is required to report reserves, the three-year historical price (or in certain circumstances, a contract price) is used in any reserve or cash flow analysis of designated reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority. Anatolia discloses non-reserve mineralized material that is considered too speculative geologically to be categorized as reserves under SEC Industry Guide 7. Estimates of non-reserve mineralized material are subject to further exploration and development, are subject to many risks and highly speculative, and may not be converted to future reserves of URI. Investors are cautioned not to assume that all or any part of such non-reserve mineralized material exists, or is economically or legally extractible. Mineralized material that is not reserves does not have any demonstrated economic viability.

Additional Information About the Merger and Where to Find It

This release is being provided in respect of the proposed acquisition of Anatolia Resources Limited (“Anatolia”) by Uranium Resources, Inc. (“URI”) and related matters. In connection with the proposed transaction, URI will file with the Securities and Exchange Commission (“SEC”) a proxy statement and will mail or otherwise disseminate the proxy statement and a form of proxy to its stockholders when it becomes available. STOCKHOLDERS AND INVESTORS ARE ENCOURAGED TO READ THE PROXY STATEMENT (AND OTHER RELEVANT MATERIALS) REGARDING THE PROPOSED TRANSACTION CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE, AND BEFORE MAKING ANY VOTING DECISION, AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Stockholders and investors will be able to obtain a free copy of the proxy statement (when available), as well as other filings made by URI regarding URI, Anatolia and the proposed transaction, without charge, at the SEC website at www.sec.gov. In addition, documents filed with the SEC by URI will be available free of charge on the investor section of URI’s website at www.uraniumresources.com.

URI and certain of its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from URI’s stockholders in connection with the proposed transaction. The names of URI’s directors and executive officers and a description of their interests in URI are set forth in URI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on March 19, 2015, and Amendment No. 1 thereto, which was filed with the SEC on April 30, 2015. Additional information about the interests of potential participants will be contained in the proxy statement (when filed) and other relevant materials to be filed with the SEC in connection with the proposed transaction. These documents may be obtained from the SEC website and from URI in the manner noted above.

Learn more about URI at www.uraniumresources.com

Contacts

URI

Wendy Yang, (303) 531-0478

Investor Relations

wyang-ir@uraniumresources.com

Source: Uranium Resources, Inc.